Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Tenon Medical, Inc. on Form S-1 of our report dated August 30, 2021, with respect to our audits of the consolidated financial statements of Tenon Medical, Inc. as of December 31, 2020 and 2019 and for the years then ended. We also consent to the reference of our firm under the heading "Experts" in this Registration Statement.

/s/ ArmaninoLLP
San Jose, California

November 9, 2021